Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of this 12th day of December, 2005, by and among Transmeridian Exploration Incorporated (the “Parent”), a Delaware corporation, with its principal offices located at 397 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77060, Transmeridian Exploration Inc., a company organized under the laws of the British Virgin Islands (the “Issuer”), the subsidiaries of the Parent and the Issuer that are signatories hereto (the “Subsidiary Guarantors”), and the purchaser whose name and address are set forth on the signature pages hereof (the “Purchaser”). Jefferies & Company, Inc. joins this Agreement only for purposes of Section 3 and Section 20 hereof and solely in its capacity as Closing Agent (as defined in Section 3(c)).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Parent, the Issuer, the Subsidiary Guarantors and the Purchaser agree as follows:

SECTION 1. The Securities. Subject to the terms and conditions herein contained, the Parent and the Issuer propose to issue and sell to the Purchaser and the Other Purchasers (as defined below) in a direct private placement an aggregate of up to 250,000 Units (as defined below) consisting of an aggregate of $250,000,000 aggregate principal amount of Senior Secured Notes due 2010 of the Issuer (the “Notes”), and warrants (the “Warrants”) to purchase shares of the Parent’s Common Stock, par value $0.0006 per share (the “Common Stock”). The Notes are to be issued under an indenture (as supplemented as contemplated by Section 4.40(b) hereof and as otherwise supplemented or amended from time to time, the “Indenture”) to be dated as of the Closing Date (as defined below) by and among the Issuer, the Parent, the Subsidiary Guarantors and The Bank of New York, as Trustee (the “Trustee”). The Notes will have the terms set forth in the Indenture and in the “Description of the Notes,” dated December 2, 2005, attached hereto as Exhibit A, and will be secured obligations of the Issuer, unconditionally guaranteed (the “Guarantees”) on a joint and several basis by the Parent and the Subsidiary Guarantors and secured by pledges of all of the stock or other ownership interests held by the Parent and the Issuer in their direct and indirect subsidiaries (but excluding the stock or other ownership interest held by the Parent or the Issuer in any “Unrestricted Subsidiary” (as defined in the Indenture)). The Warrants are to be issued by the Parent under a Warrant Agreement to be dated as of the Closing Date (the “Warrant Agreement”), by and between the Parent and The Bank of New York, as Warrant Agent, substantially in the form attached hereto as Exhibit B hereto. The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.” The Notes and the Warrants will initially be represented by up to 250,000 units (“Units”), each Unit consisting of $1,000 principal amount of Notes and 69.054 Warrants to purchase an equal number of Warrant Shares at an initial exercise price of $4.31 per Warrant Share (subject to adjustment). The Notes, the Guarantees, the Warrants, the Warrant Shares and the Units are collectively referred to herein as the “Securities.” The Parent, the Issuer and the Subsidiary Guarantors propose to enter into purchase agreements substantially in the same form as this Agreement with certain other investors (the “Other Purchasers”) pursuant to which it expects to complete sales of the Units. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers”, and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements”. The Agreements, the Units, the Notes, the Warrants, the Warrant Agreement, the

Indenture, the Notes Registration Rights Agreement (as defined below) and the security and collateral documents contemplated hereby or thereby are sometimes collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) in accordance with Rule 506 under the Act.

In connection with the sale of the Securities, the Parent has prepared a Confidential Information Memorandum dated November 2005, as supplemented by the Summary of Terms dated December 2, 2005, the Description of the Notes dated as of December 2, 2005 and the Description of Warrants dated as of December 3, 2005 (as supplemented, the “Information Memorandum”), setting forth a description of the terms of the Securities, the terms of the offering of the Securities, and a description of the business of the Parent and the Issuer. Any references herein to the Information Memorandum shall be deemed to include all amendments and supplements thereto.

The Purchasers will be entitled to the benefits of (i) the Notes Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Notes Registration Rights Agreement”), pursuant to which the Issuer, the Parent and the Subsidiary Guarantors shall agree, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Exchange Notes (as defined in the Notes Registration Rights Agreement) under the Act; and (ii) the registration rights contained in Section 7 of this Agreement pursuant to which the Parent has agreed, among other things, to file a registration statement with the Commission registering the issuance of the Warrant Shares upon exercise of the Warrants and resales of the Warrants and the Warrant Shares by the Purchasers.

SECTION 2. Agreement to Sell and Purchase the Units. At the Closing (as defined herein), the Parent and the Issuer will issue and sell to the Purchaser, and the Purchaser will buy from the Parent and the Issuer, upon the terms and conditions set forth herein, the number of Units set forth in Appendix I attached hereto at a price per Unit of $1,000.00. The purchase price for the Units to be purchased by the Purchaser at the Closing (the “Purchase Price” ) shall be the Aggregate Purchase Price set forth on Appendix I hereof; provided, however, that if the Purchaser defaults on its obligation to purchase the Units on the Closing Date, and the Closing Agent (as defined below) determines in its sole discretion to purchase the Units on behalf of the Purchaser as permitted by Section 3(c)(iv), the Purchase Price for the Units shall be as specified in Section 3(c)(v).

The Units will be evidenced by one or more certificates accompanied by detachable Notes and Warrants. The Notes that are sold as part of the Units pursuant to this Agreement and the Warrants that are sold as part of the Units pursuant to this Agreement will be evidenced by one or more certificates registered in the name of the Purchaser, or, if so indicated on the Unit Certificate and Registration Statement Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the principal amount of the Notes and the number of Warrants constituting the Units purchased by the Purchaser and bearing an appropriate legend referring to the fact that the Notes and the Warrants were sold in reliance upon the exemption from registration under the Act provided by Section 4(2) thereof and Rule 506 promulgated thereunder. The Notes and the Warrants will be immediately separable upon issuance. The Notes will be eligible for exchange with the Trustee for beneficial interest in one or more global notes in book-entry form deposited, on behalf of the Issuer, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of its nominee, which is expected to be Cede & Co.

SECTION 3. Delivery of the Units at the Closing. (a) The completion of the purchase and sale of the Units (the “Closing”) shall occur at the New York, New York offices of Akin Gump Strauss Hauer & Feld LLP (or at such different location as the parties shall agree upon in writing) on December 12, 2005 (the “Closing Date”); provided, that the Issuer and the Parent shall have the right to extend the Closing Date upon written notice to the Purchasers given prior to 5:00 p.m., New York time, on the scheduled Closing Date stating (x) that one or more of the conditions to the Issuer and the Parent’s obligations to consummate the purchase and sale of the Units set forth in Section 3(e) have not been satisfied, or that the conditions to the Purchaser’s obligation to consummate the purchase and sale of the Units set forth in Section 3(f) cannot or will not be satisfied by the originally scheduled Closing Date; and (y) the Closing Date as so extended; provided, further, that the Closing Date as so extended by the Issuer and the Parent shall not be later than December 31, 2005. As used herein, “Business Day” means any day other than a Saturday, a Sunday or a day on which the American Stock Exchange is closed or on which banks in the City of New York, New York are required or authorized by law to be closed.

(b) On the Closing Date, (i) subject to the satisfaction (or waiver by the Purchaser) of the conditions to Closing described in Section 3(f) of this Agreement, the Purchaser shall pay on such date the Purchase Price to the Closing Agent by wire transfer of immediately available funds in accordance with the wire instructions provided by the Closing Agent and (ii) the Parent and the Issuer shall deliver or cause to be delivered the Units that the Purchaser is purchasing to the Purchaser (for the account of the Purchaser as the Purchaser shall instruct) duly executed on behalf of the Parent and the Issuer and registered in the name of the Purchaser or its designee.

(c) (i) Prior to the Closing, Jefferies & Company, Inc., as closing agent (in such capacity, the “Closing Agent” ), will contact the contact person for the Purchaser listed on Appendix I hereto to confirm that (i) the Closing is to take place, wire transfer instructions and the closing mechanics set forth herein, (ii) the receipt from the Parent and the Issuer of duly executed certificates for the Units as contemplated by Section 3(c)(ii) below and (iii) the receipt from the Issuer, the Parent and each of the Subsidiary Guarantors of duly executed signature pages to the Notes Registration Rights Agreement.

(ii) Prior to the Closing, the Parent and the Issuer will deliver to the Closing Agent duly executed certificates for the Units being purchased by the Purchaser, registered in the name(s) set forth on Appendix I hereto. The Closing Agent shall hold such certificates in escrow for the benefit of the Parent and the Issuer until released by the Parent and the Issuer for issuance and sale as provided in Section 3(b).

(iii) On or before 12:00 p.m., New York City time, on the Closing Date, and subject to the satisfaction (or waiver by the Purchaser) of the conditions to Closing described in Section 3(f) of this Agreement, the Purchaser will pay the Purchase Price to the Closing Agent as required by Section 3(b), upon receipt of which the Closing Agent will deliver or cause to be delivered to the Purchaser the certificates for the Units to be purchased by the Purchaser at the address specified on Appendix I hereto.

(iv) In the event that the Purchaser shall fail to deliver all or any portion of the Purchase Price on or before 12:00 p.m., New York City time, on the Closing Date as required by Section 3(b), the Closing Agent shall be permitted (but shall not be obligated), in its sole discretion, to fund the Purchase Price of the Units on behalf of the Purchaser; provided, however, that the funding of the Purchase Price of any Units by the Closing Agent pursuant to this Section 3(c)(iv) shall not relieve the Purchaser of any liability that it may have to the Parent, the Issuer or the Closing Agent pursuant to this Agreement or for the breach of its obligations under this Agreement. In any such case in which the Closing Agent, in its sole discretion, has elected to fund the Purchase Price of the Units on behalf of the Purchaser, if the Purchaser has not fulfilled its obligation to purchase the Units as set forth herein within two Business Days after the Closing Date, the Closing Agent shall thereafter be entitled to retain the certificates representing the Units and, if so requested by the Closing Agent, the Parent and the Issuer shall transfer registration of such Units to or as directed by the Closing Agent.

(v) In the event that the Closing Agent shall have funded the Purchase Price of the Units on behalf of the Purchaser under the circumstances set forth in clause (iv) above, the Purchaser shall be obligated to repay the Closing Agent in exchange for the release of the Units to the Purchaser at a purchase price for the Units equal to the Aggregate Purchase Price set forth on Appendix I hereto, plus accrued interest on the Notes from the Closing Date; provided, however, that if the Closing Agent has funded the Purchase Price on behalf of the Purchaser, and the Purchaser subsequently makes payment to the Closing Agent on or before 11:59 p.m., New York City time, on the Closing Date, such purchase price shall equal the Aggregate Purchase Price set forth on Appendix I hereto plus an amount equal to the Closing Agent’s cost of intraday funds for such Purchase Price.

(d) Funds received by the Closing Agent on behalf of the Parent and the Issuer pursuant to this Section 3 (or funded by the Closing Agent in its sole discretion pursuant to Section 3(c)(iv)) will be held in trust and not as property of the Closing Agent. The receipt of funds by the Closing Agent from the Purchaser shall be deemed to be irrevocable instructions from the Purchaser to the Closing Agent that, upon receipt by the Closing Agent of (x) the officer’s certificate provided for in Section 4.25(i) and (y) at least $250 million from all Purchasers (inclusive of funds provided by the Closing Agent in its sole discretion pursuant to Section 3(c)(iv)), the Closing Agent shall effect the Closing. In accordance with the foregoing, the Closing Agent shall disburse the funds referred to above (net of the fees and expenses of the Closing Agent set forth on the Funds Flow Statement agreed to prior to the Closing among the Parent, the Issuer and the Closing Agent (the “Funds Flow Statement”)) by wire transfers of immediately available funds, in accordance with the Funds Flow Statement, on the Closing Date if practicable or within one Business Day thereafter. Also on the Closing Date, the Closing Agent shall deliver to the Purchaser, or as otherwise instructed in writing by the Purchaser, the duly executed certificates for the Units and the duly executed signature pages to the Notes Registration Rights Agreement of the Issuer, the Parent and each Subsidiary Guarantor.

(e) The Parent’s and the Issuer’s obligation to complete the purchase and sale of the Units being purchased by the Purchaser at the Closing and deliver the Notes and the Warrants comprising such Units to the Purchaser shall be subject to the following conditions, any one or more of which may be waived by the Parent and the Issuer in their sole and absolute discretion:

(i) receipt by the Parent and the Issuer of immediately available funds in the full amount of the Purchase Price for the Units being purchased hereunder;

(ii) completion of the purchases and sales with the Other Purchasers (including any funding by the Closing Agent of the Purchase Price of the Units on behalf of Other Purchasers pursuant to Section 3(c)(iv) above) with an aggregate Purchase Price, when combined with the Purchase Price payable by the Purchaser under this Agreement, of at least $250,000,000 in a single closing;

(iii) the accuracy in all material respects of the representations and warranties made by the Purchasers (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; and

(iv) receipt by the Parent and the Issuer of the Purchaser’s duly executed signature page to the Notes Registration Rights Agreement.

(f) The Purchaser’s obligation to accept delivery of and to pay for the Units shall be subject to the following conditions, any one or more of which may be waived by the Purchaser in its sole and absolute discretion:

(i) each of the representations and warranties of the Parent and the Issuer made herein shall be accurate in all material respects as of the Closing Date;

(ii) the satisfaction of or waiver of all of the conditions to the closing of the Issuer’s acquisition of all of the issued and outstanding shares of Bramex Management, Inc. (“Bramex” and the acquisition thereof, the “Bramex Acquisition”), other than the satisfaction by the Issuer of the payment obligations required to be satisfied by it on the Closing Date, provided, however, that the waiver of any material condition to the closing of the Bramex Acquisition shall require the written consent of the Purchaser;

(iii) the receipt by the Parent of written waivers from each holder of the Parent’s outstanding Series A Cumulative Convertible Preferred Stock of such holder’s participation and anti-dilution rights with respect to the issuance of the Units, and copies of such waivers shall have been delivered to the Purchaser;

(iv) the delivery to the Purchaser by U.S. counsel to the Parent and TMEI Operating, Inc., a Texas corporation (“TMEI”), of a legal opinion addressing the matters set forth on Exhibit D hereto, by the General Counsel of the Parent of a legal opinion addressing the matters set forth on Exhibit E hereto and by British Virgin Islands counsel to the Issuer and Transmeridian (Kazakhstan) Incorporated, a British Virgin Islands company (“Transmeridian Kazakhstan”), of a legal opinion addressing the matters set forth on Exhibit F hereto;

(v) the delivery to the Purchaser of the officer certificates described in Section 4.25 of this Agreement;

(vi) the delivery to the Purchaser of certificates of good standing (or photocopies thereof) from the respective states or jurisdictions of incorporation or formation of the Issuer, the Parent and the Subsidiary Guarantors, dated as of a recent date prior to the Closing;

(vii) completion of the purchases and sales with the Other Purchasers (including any funding by the Closing Agent of the Purchase Price of the Units on behalf of Other Purchasers pursuant to Section 3(c)(iv) above) with an aggregate Purchase Price, when combined with the Purchase Price payable by the Purchaser under this Agreement, of at least $250,000,000 in a single closing;

(viii) the election of Nursultan Äbishuly Nazarbayev as President of Kazakhstan in the December 4, 2005 elections;

(ix) the fulfillment in all material respects of those undertakings of the Parent, the Issuer and the Subsidiary Guarantors contained in this Agreement to be fulfilled prior to the Closing;

(x) there shall not have been a loss, revocation or expiration of JSC Caspi Neft TME’s (“Caspi Neft”) exploration contract with the government of Kazakhstan or Caspi Neft’s production contract with the government of Kazakhstan (to the extent such production contract has become effective), provided that if Caspi Neft’s new production contract with the government of Kazakhstan has become effective, the maintenance of Caspi Neft’s exploration contract with the government of Kazakhstan will no longer be a condition to the Purchaser’s obligations under this Section 3(f);

(xi) there shall not have been an increase in the overall statutory tax rate in Kazakhstan to a rate greater than or equal to 50% of income before taxes;

(xii) there shall not have been a material adverse change in the governmental status of Kazakhstan, including, but not limited to, a downgrade of Kazakhstan’s sovereign debt to a rating that is at or below B1 or B+ by Moody’s or Standard & Poor’s, respectively;

(xiii) the delivery to the Purchaser of duly executed certificates for the Units, consisting of the duly executed Notes and duly executed Warrants, and copies (certified by an officer of the Parent) of the fully-executed Indenture, Notes Registration Rights Agreement and Warrant Agreement;

(xiv) the Common Stock shall be listed on the American Stock Exchange, and there shall then be no suspension of trading of the Common Stock on the American Stock Exchange; and

(xv) there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Transaction Documents.

The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any Other Purchaser of the Units that it agrees or has agreed to purchase from the Parent and the Issuer.

SECTION 4. Representations, Warranties and Covenants of the Issuer, the Parent and the Subsidiary Guarantors. The Issuer, the Parent and the Subsidiary Guarantors hereby jointly and severally represent and warrant to, and covenant with, the Purchaser as follows:

4.1 Organization and Qualification. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The Issuer is a company duly formed, validly existing and in good standing under the laws of the British Virgin Islands and is qualified to do business as a foreign entity in each jurisdiction in which such qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor is a direct or indirect wholly-owned subsidiary of the Parent. Each Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and is qualified to do business as a foreign entity in each jurisdiction in which such qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, condition (financial or otherwise), properties or results of operations of the Parent and its subsidiaries, taken as a whole, or the ability of the Parent, the Issuer and the Subsidiary Guarantors to satisfy their obligations under this Agreement or any of the other Transaction Documents. Each of TMEI Operating, Inc., a Texas corporation (“TMEI Operating”), Transmeridian Caspian Petroleum LLP, a Kazakhstan limited liability partnership, Transmeridian Kazakhstan and Emba-Trans LLP, a Kazakhstan limited liability partnership, has no operations as of the date hereof, and the fair market value of the assets of these entities as of the date hereof does not exceed $500,000 in the aggregate.

4.2 Authorized Capital Stock. As of the date hereof, the Parent is authorized to issue up to 205,000,000 shares of stock, including up to 200,000,000 shares of the Common Stock and up to 5,000,000 shares of preferred stock, par value of $0.0006 per share. As of November 21, 2005, the Parent had (i) 86,631,414 shares of the Common Stock outstanding, and (ii) 1,547.714 shares of its Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) outstanding and convertible into approximately 15,477,141 shares of the Common Stock. All the issued and outstanding shares of the Parent’s Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Information Memorandum. Except as disclosed in the Information Memorandum as of the date set forth therein or in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof, the Parent does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Parent’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Information Memorandum or in the Parent’s filings with the Commission accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to the Issuer and each Subsidiary Guarantor, (i) all the issued and outstanding shares of capital stock or other equity interests of the Issuer or the Subsidiary Guarantor, as the case may be, have been duly authorized and validly issued, are fully paid and nonassessable, are owned by the Parent, the Issuer or a Subsidiary Guarantor, have been issued in compliance with applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock or other equity interests of the Issuer or any Subsidiary Guarantor or any such options, rights, convertible securities or obligations. Except as set forth on Schedule 4.2 hereto, neither the Parent nor the Issuer has any subsidiaries as of the date hereof other than the Issuer and the Subsidiary Guarantors.

4.3 Issuance, Sale and Delivery of the Notes. The Issuer has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes and the Exchange Notes (as defined in the Notes Registration Rights Agreement). The Notes and the Exchange Notes have each been duly and validly authorized by the Issuer and, when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4.4 Validity of Guarantees. Each of the Parent and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees to be endorsed on each of the Notes and the Exchange Notes have been duly and validly authorized by each of the Parent and the Subsidiary Guarantors and, when the Notes and the Exchange Notes are executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, will constitute a valid and legally binding obligation of each of the Parent and the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Parent and each Subsidiary Guarantor in accordance with their terms, except to the extent the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4.5 Collateral. The Security Documents (as defined in the Indenture) have each been duly and validly authorized by the Parent, the Issuer and the Subsidiary Guarantors party thereto and, when executed and delivered by the Parent, the Issuer and such Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Trustee if the Trustee is required to execute any such document), will constitute valid and legally binding obligations of each of the Parent, the Issuer and the Subsidiary Guarantors party thereto, enforceable against each of them in accordance with their respective terms except to the extent the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered to the Trustee at the Closing, the Security Documents will grant and create, in favor of the Trustee for the benefit of the Purchaser as security for all of the Secured Obligations (as defined in the Indenture), a valid and enforceable security interest in the Collateral (as defined in the Indenture), and when the filings, the act of taking possession or the other acts (as the case may be) referred to in the Security Documents are made, such security interests will be perfected first priority security interests.

4.6 Authorization of the Indenture. The Issuer, the Parent and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by the Issuer, the Parent and each of the Subsidiary Guarantors and, when executed and delivered by the Issuer, the Parent and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Trustee if the Trustee is required to execute any such document), will constitute a valid and legally binding agreement of the Issuer, the Parent and each of the Subsidiary Guarantors, enforceable against the Issuer, the Parent and each of the Subsidiary Guarantors in accordance with its terms, except to the extent the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4.7 Notes Registration Rights Agreement. The Issuer, the Parent and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Notes Registration Rights Agreement. The Notes Registration Rights Agreement has been duly and validly authorized by the Issuer, the Parent and each of the Subsidiary Guarantors and, when executed and delivered by the Issuer, the Parent and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Purchaser), will constitute a valid and legally binding agreement of the Issuer, the Parent and each Subsidiary Guarantor, enforceable against the Issuer, the Parent and each Subsidiary Guarantor in accordance with its terms, except to the extent (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

4.8 Warrant Agreement. The Parent has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Parent and, when executed and delivered by the Parent (assuming the due authorization, execution and delivery by the Warrant Agent), will constitute a valid and legally binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except to the extent the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4.9 Warrants. The Parent has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrants. The Warrants have been duly and validly authorized by the Parent and, when executed by the Parent and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Parent, entitled to the benefits of the Warrant Agreement and enforceable against the Parent in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Except as disclosed on Schedule 4.9 hereto, the issuance of the Warrants will not result in any adjustment to the conversion or exercise price of any outstanding security of the Parent that is convertible into or exercisable for shares of Common Stock.

4.10 Warrant Shares. The Warrant Shares have been duly and validly authorized for issuance by the Parent and when issued in accordance with the terms and conditions contained in the Warrant Agreement and the Warrants upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement. Except as set forth on Schedule 4.10 hereto, no stockholder of the Parent has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Parent’s intent to file the Warrant Shares Registration Statement to be filed by it pursuant to Section 7.1) to require the Parent to register the sale of any shares owned by such stockholder under the Act in the Warrant Shares Registration Statement.

4.11 Due Execution, Delivery and Performance of this Agreement. Each of the Issuer, the Parent and the Subsidiary Guarantors has full legal right, corporate power and authority to enter into this Agreement, the Indenture and the other Transaction Documents to which they are a party and perform the transactions contemplated hereby and thereby, and this

Agreement, the Indenture and the other Transaction Documents to which they are a party have been duly authorized, executed and delivered by each of them. The execution, delivery and performance of this Agreement, the Indenture and the other Transaction Documents by the Issuer, the Parent and the Subsidiary Guarantors and the consummation of the transactions herein and therein contemplated will not violate any provision of the certificate of incorporation, bylaws or equivalent organizational documents, as applicable, of the Parent, the Issuer or any of the Subsidiary Guarantors and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Parent, the Issuer or any of the Subsidiary Guarantors pursuant to the terms or provisions thereof, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, lease, franchise, license, permit or other instrument to which the Parent, the Issuer or any of the Subsidiary Guarantors is a party or by which the Parent, the Issuer or any of the Subsidiary Guarantors or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect; or (ii) any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Parent, the Issuer or any of the Subsidiary Guarantors or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Units. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Parent, the Issuer and the Subsidiary Guarantors enforceable against the each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Parent and the Issuer in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws. Neither the Agreements with the Other Purchasers taken as a whole nor any of their respective specific provisions, when compared to this Agreement and the provisions contained herein, is or shall be at any time after the date hereof, (x) more beneficial in any material respect to any of the Other Purchasers under such other Agreements than this Agreement is to the Purchaser, or (y) more adverse in any material respect to the Parent, the Issuer or any Subsidiary Guarantor than this Agreement is to the Parent, the Issuer or any Subsidiary Guarantor.

4.12 Accountants. The firm of John A. Braden & Company, P.C., which has expressed an opinion with respect to the audited consolidated financial statements of the Parent included in the Information Memorandum, is an independent accountant as required by the Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.13 No Defaults. Except as disclosed in the Information Memorandum or in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof, neither the Issuer, the Parent nor any of their respective subsidiaries is in violation or default of any provision of its certificate of incorporation, bylaws or equivalent organizational documents, or in breach of or in default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which would reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Issuer, the Parent or any of their respective subsidiaries as defined in such documents and which would reasonably be expected to have a Material Adverse Effect.

4.14 Contracts. Except as otherwise disclosed in the Information Memorandum or in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof and except for the indemnity agreements by and between the Parent and each of the officers and directors of the Parent, the Issuer, the Parent and their respective subsidiaries have no material contracts. Any contracts described in the Information Memorandum or in the Parent’s filings with the Commission that are material to the Issuer, the Parent and their respective subsidiaries are in full force and effect on the date hereof; and neither the Issuer, the Parent nor any of their respective subsidiaries is, nor, to the Parent’s knowledge, is any other party in breach of or in default under any of such contracts which would reasonably be expected to have a Material Adverse Effect.

4.15 No Actions. Except as otherwise disclosed in the Information Memorandum or in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof, (i) there are no legal or governmental actions, suits, proceedings, investigations or inquiries pending and (ii) to the Parent’s knowledge, there are no legal or governmental actions, suits or proceedings threatened, to which the Issuer, the Parent or any of their respective subsidiaries is or may be a party or of which property owned or leased by the Issuer, the Parent or any of their respective subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Parent exists or, to the Parent’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. Neither the Issuer, the Parent nor any of their respective subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which would reasonably be expected to have a Material Adverse Effect.

4.16 Properties. The Issuer, the Parent and each of their respective subsidiaries have good and indefeasible title with respect to all of their respective real property, and have good and marketable title to all of their respective properties and assets (other than real property), reflected as owned in the financial statements included in the Information Memorandum, subject in each case to liens in favor of lenders or as set forth in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof. Each of the Issuer, the Parent and their respective subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Issuer, the Parent and their respective subsidiaries taken as a whole. The description of the rights, licenses and agreements of the Parent and its subsidiaries related to its Kazakhstan operations contained in the Information Memorandum fairly and accurately describes such operations.

4.17 No Material Change. Since December 31, 2004, and except as described in the Information Memorandum or in the Parent’s filings with the Commission available on EDGAR at least five Business Days prior to the date hereof, (i) the Issuer, the Parent and their respective subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business; (ii) the Issuer, the Parent and their respective subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Parent has not paid or declared any dividends or other distributions with respect to its capital stock, other than with respect to the Preferred Stock, and neither the Issuer, the Parent nor any of their respective subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) except for the warrants to purchase shares of the Common Stock issued on or about April 22, 2005, on or about July 22, 2005 and on or about August 30, 2005, there has not been any change in the capital stock of the Issuer, the Parent or any of their respective subsidiaries other than the sale of the Units hereunder, shares or options issued pursuant to equity incentive plans or purchase plans approved by the Parent’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Parent’s Board of Directors; and (v) there has not been any other event which has caused or could reasonably be expected to have a Material Adverse Effect.

4.18 Compliance. Except as disclosed in the Information Memorandum, neither the Issuer, the Parent nor any of their respective subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

4.19 Taxes. Each of the Issuer, the Parent and their respective subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, except where the failure to so file or to so pay or accrue would not reasonably be expected to have a Material Adverse Effect, and neither the Issuer, the Parent nor any of their respective subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

4.20 Investment Company. The Parent is not, and will not be upon the consummation of the transactions contemplated by the Agreements, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.21 Registration under the Securities Act. Neither the Issuer, the Parent nor any person acting on its or their behalf has in the past or will hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Parent or the Issuer which would subject the offer, issuance or sale of the Notes or the Warrants, as contemplated by this Agreement, to the registration requirements of Section 5 of the Act.

4.22 Insurance. The Parent and its subsidiaries maintain insurance of the types and in the amounts that the Parent reasonably believes are adequate for their respective businesses, including, but not limited to, insurance covering commercial liability, directors’ and officers’ liability and all real and personal property owned or leased by the Parent and its subsidiaries against damage and destruction, all of which insurance is in full force and effect.

4.23 Additional Information. The information contained in the Information Memorandum, other than the information in the documents filed with the Commission which form a part of the Information Memorandum, does not, as of the date of the Information Memorandum, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The information contained in the following documents which form part of the Information Memorandum does not, as of their respective dates of filing with the Commission, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

(a) the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b) Amendment No. 1 to the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(c) the Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

(d) the Parent’s Current Reports on Form 8-K filed on August 4, 2005, September 6, 2005, October 20, 2005 and October 25, 2005; and

(e) the Parent’s definitive Proxy Statement for its Annual Meeting of Stockholders held on May 17, 2005.

4.24 Price of Common Stock. The Parent has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Warrants or the Warrant Shares.

4.25 Certificate. At the Closing, the Parent will deliver to Purchaser (i) a certificate executed by an officer of the Parent, dated as of the Closing Date, to the effect that the representations and warranties of the Parent and the Issuer set forth in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date, that each of the conditions set forth in Section 3(f) have been satisfied and that each of the Parent, the Issuer and the Subsidiary Guarantors has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date; and (ii) a certificate of an officer of the Parent certifying as to the certificate of incorporation, bylaws or equivalent organizational documents of the Parent, the Issuer and each of the Subsidiary Guarantors each as in effect at the Closing, and the Board of Directors’ or similar resolutions for each such entity approving the transactions contemplated by this Agreement.

4.26 Reporting Company; Form S-3. The Parent is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Parent is eligible to register the issuance of the Warrant Shares upon exercise of the Warrants and resales of the Warrants and the Warrant Shares by the Purchasers on a registration statement on Form S-3 under the Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably would be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available to register the issuance of the Warrant Shares upon exercise of the Warrants and the resale of the Warrants and the Warrant Shares by the Purchasers.

4.27 Use of Proceeds. (a) The Parent and the Issuer agree to use the net proceeds from the sale of the Units as described under “Sources and Uses of Funds” in the Information Memorandum; provided, however, notwithstanding the foregoing, prior to the consummation of the Bramex Acquisition, the Parent and the Issuer will not use any such proceeds for, and will not otherwise make, any prepayment or scheduled payment of principal on the Convertible Promissory Notes of the Issuer, dated August 30, 2005, in excess of $5 million in the aggregate, which permitted payment may be made only on the date on which the applicable grace period expires.

(b) The Parent, the Issuer and each of the Subsidiary Guarantors further covenant that they will not knowingly or recklessly, and that they will use their reasonable best efforts to ensure that each director, officer, agent or employee of the Parent, the Issuer and each Subsidiary Guarantor will not knowingly or recklessly, use any part of the net proceeds from the sale of the Units for any payments to: (a) any individual or entity listed on the Specially Designated Nationals and Blocked Persons List administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and/or any other similar lists administered by OFAC pursuant to any authorizing statute, Executive Order or regulation; (b) the government of any country subject to an OFAC Sanctions Program; (c) any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and or the countries in which Parent, the Company or any Subsidiary Guarantor operate; or (d) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

4.28 Use of Purchaser Name. Except in the Warrant Shares Registration Statement (as defined in Section 7 hereof) and in any related Prospectus (as defined in Section 7 hereof), and as may be required by this Agreement, Form 8-K under the Exchange Act, otherwise under the Act or the Exchange Act or by other applicable law or regulation, the Parent shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated.

4.29 Related Party Transactions. No transaction has occurred between or among the Parent, any of its subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the Parent’s Exchange Act filings and is not so described in such filings.

4.30 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Parent and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Parent in its Exchange Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

4.31 Governmental Permits, Etc. Each of the Issuer, the Parent and their respective subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Issuer, the Parent and their respective subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. The Issuer, the Parent and their respective subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such franchise, license, certificate or other authorization which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

4.32 Financial Statements. The consolidated financial statements of the Parent and the related notes contained in the Information Memorandum (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto at the time of filing; and (ii) present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Parent and its subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Except as otherwise indicated therein or in the footnotes thereto, such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

4.33 Listing. The Parent is in compliance in all material respects with all requirements of the American Stock Exchange, and has not received any notice from the American Stock Exchange that the listing of the Common Stock is in any way threatened. The Parent shall comply with all requirements of the American Stock Exchange with respect to the issuance of the Warrants and the Warrant Shares. Each of the Parent, the Issuer and the Subsidiary Guarantors will use its reasonable best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

4.34 Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

4.35 144A. No securities of the Parent, the Issuer or any Subsidiary Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

4.36 Filings.

(a) The Parent and the Issuer shall file a Form D with respect to the Units issued at the Closing as and when required by Regulation D under the Act and provide a copy thereof to the Purchaser promptly after such filing at the Purchaser’s request.

(b) The Parent and the Issuer shall take such action as they deem to be necessary or advisable with respect to the offering and sale hereunder of the Units under applicable state or “blue-sky” laws, and shall promptly provide evidence of any such action taken to the Purchaser at the Purchaser’s request.

(c) The Parent shall (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the date of this Agreement, issue a press release regarding the entering into of this Agreement and the other Agreements with the Other Purchasers, and (ii) on or prior to 5:30 p.m. (eastern time) on the fourth Business Day following the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Agreements with the Other Purchasers. Thereafter, the Parent shall timely issue such press releases, deliver such notes and make such filings as are required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.37 Disclosure of Information. The Parent agrees that it will not at any time following the date hereof intentionally disclose material non-public information to the Purchaser without first obtaining the Purchaser’s written consent to such disclosure.

4.38 Indemnification of the Purchaser. The Parent, the Issuer and the Subsidiary Guarantors (each, an “Indemnifying Party”) will jointly and severally indemnify and hold the Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by an Indemnifying Party in this Agreement or in the other Transaction Documents or (b) any action instituted against any Indemnified Party by any shareholder of an Indemnifying Party who is not an affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under any of the Transaction Documents or any agreements or understandings the Purchaser may have with any such shareholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance); provided, that in no event shall the Parent, the Issuer or a Subsidiary Guarantor be liable for any indirect, incidental, special or consequential damages or damages for loss of profits incurred by an Indemnified Party, whether in an action in contract or tort, even if the Parent, the Issuer and the Subsidiary Guarantors have been advised of the possibility of such damages. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Section 4.38, such Indemnified Party shall promptly notify the Parent in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Parent in writing, (ii) the Parent has failed after a reasonable period of time following such Indemnified Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (i) for any settlement by an Indemnified Party effected without the Parent’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to such Indemnified Party’s wrongful actions or omissions or gross negligence, or to such Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents.

4.39 Fees. Except with respect to the Closing Agent and with respect to Jefferies & Company, Inc. as financial advisor to the Parent, none of the Parent, the Issuer nor any Subsidiary Guarantor is obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Parent will indemnify and hold harmless the Purchaser from and against any claim by any such underwriter, broker, agent or other representative alleging that the Purchaser is obligated to pay any such brokers, finders or financial advisory fees or commissions in connection with the transactions contemplated hereby.

4.40 Bramex Acquisition; Legal Opinions; Stock Pledges; Guarantees.

(a) The Parent and the Issuer shall use their reasonable best efforts to consummate the Bramex Acquisition within 15 days after the Closing Date.

(b) The Parent and the Issuer shall deliver, or cause to be delivered, to the Purchaser, with respect to all items identified below except those specified in clauses (iv) and (v)(B), within five Business Days after the consummation of the Bramex Acquisition, and with respect to the items identified in clauses (iv) and (v)(B), by January

3, 2006, (i) a legal opinion of U.S. counsel to the Parent and TMEI addressing the matters set forth on Exhibit G hereto, (ii) a legal opinion of the General Counsel of the Parent addressing the matters set forth on Exhibit H hereto, (iii) a legal opinion of British Virgin Islands counsel to the Issuer and Transmeridian Kazakhstan addressing the matters set forth on Exhibit I hereto, (iv) legal opinions of Kazakhstan counsel to Caspi Neft addressing the matters set forth on Exhibit J-1 and Exhibit J-2 hereto, (v) (A) pledge agreements and evidence in customary form with respect to the pledges of, and perfection of the security interests in, all of the stock of or ownership interests in each of Bramex, Transmeridian Kazakhstan and TMEI Operating, securing the Issuer’s obligations under the Notes (to the extent such stock or ownership interests are not pledged as of the Closing Date) and (B) with respect to all outstanding shares of Caspi Neft, such nominee or custodial arrangements, conditional share transfer agreements and other agreements, reasonably satisfactory to the Representative (as defined in Section 21), with JSC TuranAlem Securities or other Kazakhstani entity of comparable size and reputation which under applicable law will afford the Trustee (acting directly or indirectly through JSC TuranAlem Securities or other agent in Kazakhstan of comparable size and reputation appointed for such purpose) the practical benefit of remedies upon the occurrence of an Event of Default (as defined under the Indenture) that taken as a whole are not less than substantially equivalent to the remedies which would be available to the holder of a perfected share pledge under Kazakhstani law, (vi) certified copies of the supplemental indenture or indentures (or other evidence satisfactory to the Representative) evidencing the Guarantees of each of Caspi Neft and Bramex securing the Issuer’s obligations under the Notes and (vii) evidence reasonably satisfactory to the Representative that all Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture, provided that as used herein, the term “Permitted Liens” shall not include clause (12) of the definition of such term in the Indenture) have been released on all assets and properties of the Parent, Issuer, the Subsidiary Guarantors and Caspi Neft.

4.41 Foreign Corrupt Practices Act. To the best of the Issuer’s knowledge, none of the Parent, the Issuer, any Subsidiary Guarantor or any director, officer, agent or employee of the Parent, the Issuer or any Subsidiary Guarantor has made, directly or indirectly, any payment or promise to pay, or gift or promise to give, or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the United States Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above, in order to assist the Parent or the Issuer or any Subsidiary Guarantor to obtain or retain business for, or direct business to the Parent, the Issuer or any of the Subsidiary Guarantors, as applicable, and under circumstances which would subject the Parent, the Issuer or any of the Subsidiary Guarantors to liability under the FCPA or any corresponding foreign laws. To the best of the Issuer’s knowledge, neither the Parent, the Issuer nor any of the Subsidiary Guarantors has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

SECTION 5. Representations, Warranties and Covenants of the Purchaser.

(a) The Purchaser represents and warrants to, and covenants with, the Parent and the Issuer that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Units and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Units; (ii) the Purchaser is acquiring the number of Units set forth on Appendix I attached hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Notes or Warrants constituting such Units or entering into any arrangement or understanding with any other persons regarding the distribution of such securities; provided, however, that by making the representations in this subsection (ii), the Purchaser does not agree to hold any of the Notes or Warrants for any minimum or other specific term and the representations in this subsection (ii) shall in no way limit the Purchaser’s right to sell the Notes, the Warrants or the Warrant Shares pursuant to the Registration Statement or the Warrant Shares Registration Statement (as the case may be) or in compliance with the Act and the Rules and Regulations; provided, further, that the representations made by the Purchaser in this subsection (ii) shall not limit the Purchaser’s right to indemnification under Section 7.3, other than with respect to any claim arising out of a breach of the representation in this subsection (ii); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Notes or Warrants, nor will the Purchaser engage in any short sale that results in a disposition of any of the Notes or Warrants by the Purchaser, except in compliance with the Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Unit Certificate and Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Warrant Shares Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of such registration statement and the Purchaser will notify the Parent immediately of any material change in any such information provided in each such Unit Certificate and Registration Statement Questionnaire until such time as the Purchaser has sold all of its Warrants and Warrant Shares or the Parent is no longer required to keep the Warrant Shares Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Units set forth on Appendix I attached hereto, relied solely upon the Information Memorandum and the documents included therein or incorporated by reference and the representations and warranties of the Parent and the Issuer contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Parent and the Issuer and ask questions of them and has received satisfactory answers and all information requested; (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act; and (viii) the Purchaser agrees to notify the Parent immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of its Warrants and Warrant Shares or the Parent is no longer required to keep the Warrant Shares Registration Statement effective.

(b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Act, the Rules and Regulations and applicable state securities laws and that the Parent is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(c) The Purchaser understands that its investment in the Units and the Notes and the Warrants (including the Warrant Shares into which the Warrants are exercisable) that constitute the Units involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser has full cognizance of and understands all the risk factors set forth in the section “Risk Factors” in the Information Memorandum. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser understands that there is no established trading market for the Notes or the Warrants. The Purchaser has the knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Units and has the ability to bear the economic risks of an investment in the Units. The Purchaser acknowledges that Jefferies & Company, Inc., financial advisor of the Parent, has undertaken no duty to perform any due diligence or similar investigation with respect to the Parent, the Issuer or any Subsidiary Guarantor and the Purchaser represents that it has not relied on any analysis, investigation or advice prepared or made by Jefferies & Company, Inc. in making its investment decision. The parties agree that Jefferies & Company, Inc. may rely on the representations, warranties and covenants of the Purchaser contained in this Section 5 and in Section 7.2 as a third party beneficiary.

(d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) The Purchaser understands that the Notes, the Warrants and the Warrant Shares will bear a restrictive legend in substantially the following form:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Issuer has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”

(f) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

(g) The Purchaser further represents and warrants to, and covenants with, the Parent and the Issuer that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by any of the Parent’s advisors, all representations and warranties made by the Issuer, the Parent, the Subsidiary Guarantors and the Purchaser herein and in the certificates evidencing the Notes and the Warrants delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes and the Warrants being purchased and the payment therefor for a period of five years, whereupon such representations and warranties will terminate and expire. All covenants and agreements made by the Issuer, the Parent, the Subsidiary Guarantors and the Purchaser herein and in the certificates evidencing the Notes and the Warrants delivered pursuant hereto shall survive by their own terms until satisfied until satisfied in accordance therewith.

SECTION 7. Registration of the Warrant Shares; Compliance with the Securities Act; Indemnification.

7.1 Registration Procedures and Expenses. The Parent shall:

(a) as soon as reasonably practicable, but in no event later than 90 days following the Closing Date, prepare and file with the Commission a registration statement on Form S-3 relating to the issuance of the Warrant Shares upon exercise of the Warrants and resales of the Warrants and the Warrant Shares by the Purchaser and the Other Purchasers from time to time (the “Warrant Shares Registration Statement”);

(b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Warrant Shares Registration Statement to be declared effective under the Act by the earlier of (i) 180 days after the Closing Date or (ii) the fifth (5th) Business Day after the Parent learns that no review of the Warrant Shares Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments to the Warrant Shares Registration Statement (the “Required Effective Date”);

(c) use reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to the Warrant Shares Registration Statement and the prospectus forming a part of the Warrant Shares Registration Statement (the “Prospectus”) as may be necessary to keep the Warrant Shares Registration Statement effective as to the Shares until the earliest of (i) such time that all of the Warrants and the Warrant Shares have been sold pursuant to the Warrant Share Registration Statement, (ii) the seventh anniversary of the original effective date of the Warrant Share Registration Statement, or (iii) such time as each of the Warrants and the Warrant Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Act;

(d) furnish to the Purchaser with respect to the Warrants and the Warrant Shares registered under the Warrant Shares Registration Statement (and to each underwriter, if any, of such Warrants and Warrant Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Warrants and the Warrant Shares held by the Purchaser;

(e) file documents required of the Parent for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures of this Section 7.1 and the registration of the Warrants and the Warrant Shares pursuant to the Warrant Shares Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any; and

(g) make available, while the Warrant Shares Registration Statement is effective and available for resale, one or more officers of the Parent for questions regarding the ability of the Purchasers to use the Warrant Shares Registration Statement or Prospectus; provided however, that such information may not include material, non-public information.

The Parent understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Parent of any obligations it has hereunder.

7.2 Transfer of Warrant Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Warrants or the Warrant Shares or its right to purchase the Warrant Shares that would constitute a sale within the meaning of the Act or any applicable state securities laws, except as contemplated in the Warrant Shares Registration Statement or as otherwise permitted by law, and that it will promptly notify the Parent of any changes in the information set forth in the Warrant Shares Registration Statement regarding the Purchaser or its plan of distribution.

7.3 Indemnification.

(a) For purposes of this Section 7.3, (i) the term “Purchaser/Affiliate” shall mean the officers, directors, agents and employees of the Purchaser, each person who controls the Purchaser (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person; (ii) the term “Company/Affiliate” shall mean the officers, directors, agents and employees of the Parent, each person who controls the Parent (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person; and (iii) the term “Warrant Shares Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Warrant Shares Registration Statement referred to in Section 7.1.

(b) The Parent, the Issuer and the Subsidiary Guarantors agree to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Parent), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Warrant Shares Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Warrant Shares Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Warrant Shares Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in the Warrant Shares Registration Statement or Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Warrant Shares Registration Statement or Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Parent contained in this Agreement, or any failure of the Parent, the Issuer or any Subsidiary Guarantor to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Parent, the Issuer nor any Subsidiary Guarantor will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Warrant Shares Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Parent by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(c) The Purchaser will indemnify and hold harmless the Parent, the Issuer, the Subsidiary Guarantors and each Company/Affiliate against any losses, claims, damages, liabilities or expenses to which the Parent, the Issuer, the Subsidiary Guarantors and each Company/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation or warranty made by the Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Warrant Shares Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Warrant Shares Registration Statement, the Prospectus, or any amendment or supplement thereto, solely in reliance upon and in conformity with written information furnished to the Parent by or on behalf of the Purchaser expressly for use therein, and will reimburse the Parent, the Issuer, the Subsidiary Guarantors and each Company/Affiliate for any legal and other expense reasonably incurred by the Parent, the Issuer, the Subsidiary Guarantors and each Company/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, in no event shall any indemnity under this Section 7.3(c) exceed the net proceeds resulting from the sale of the Warrants and/or the Warrant Shares sold by the Purchaser under the Warrant Shares Registration Statement.

(d) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the indemnified party’s failure so to notify will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise pursuant to this Section 7.3 to the extent the indemnifying party is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding, unless the terms of such settlement include a complete release of such indemnified party with respect to the underlying claim or claims. In no event shall any contribution obligation of the Purchaser under this Section 7.3(d), when added to any indemnity obligation of the Purchaser under Section 7.3(c), exceed the net proceeds resulting from the sale of the Warrants and/or the Warrant Shares sold by the Purchaser under the Warrant Shares Registration Statement.

(e) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to, or otherwise insufficient to hold harmless, an indemnified party under paragraphs (b), (c) or (d) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each relevant indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent, the Issuer and the Subsidiary Guarantors on the one hand, and the Purchaser on the other, from the private placement of the Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Parent, the Issuer and the Subsidiary Guarantors on the one hand, and the Purchaser on the other, in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Warrant Shares Registration Statement or Prospectus which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. With respect to an indemnification related to the sale of Warrants under the Warrant Shares Registration Statement, the respective relative benefits received by the Parent on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as (A) the amount of the Purchase Price allocated to the purchase of such Warrants (as set forth in Appendix I) paid by the Purchaser to the Parent pursuant to this Agreement (the “Warrant Consideration”) bears to (B) the difference (the “Warrant Difference”) between (i) the Warrant Consideration and (ii) the amount received by the Purchaser from such sale of Warrants under the Warrant Shares Registration Statement. With respect to an indemnification related to the sale of Warrant Shares under the Warrant Shares Registration Statement, the respective relative benefits received by the Parent on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as (A) the Warrant Consideration plus the aggregate exercise price paid to the Parent with respect to such Warrant Shares (such sum, the “Warrant Shares Consideration”) bears to (B) the difference (the “Warrant Share Difference”) between (i) the Warrant Shares Consideration and (ii) the amount received by the Purchaser from such sale of Warrant Shares under the Warrant Shares Registration Statement. The relative fault of the Parent, on the one hand, and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact, the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Parent or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Parent and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Warrant Difference or the Warrant Share Difference, as applicable, exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

7.4 Delay in Effectiveness of Registration Statement. If (i) the Warrant Shares Registration Statement filed hereunder is not declared effective by the Commission by the Required Effective Date, the Parent shall issue to the Purchaser, promptly following the Required Effective Date and for each month thereafter that any of the Warrants or the Warrant Shares remain unregistered following the Required Effective Date, additional Warrants to purchase shares of Common Stock in an amount equal to 1% of the total shares of Common Stock underlying the Warrants purchased by the Purchaser pursuant to Section 2 (such issuance to be pro rated for any partial months during which such delays are in effect), or (ii) the Purchaser shall be prohibited from selling the Warrants or the Warrant Shares under the Warrant Shares Registration Statement as a result of a Suspension (as defined below) of more than 30 days or one or more Suspensions in any 365-day period exceeding in the aggregate a total of 60 days, then for each month in which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, the Parent shall issue to the Purchaser additional Warrants to purchase shares of Common Stock in an amount equal to 1% of the total shares of Common Stock underlying the Warrants purchased by the Purchaser pursuant to Section 2 (such issuance to be pro rated for any partial months during which such delays are in effect). Notwithstanding the foregoing, in no event shall the Parent be obligated to issue additional shares of Common Stock pursuant to this Section 7.4 to more than one Purchaser in respect of the same Warrants or Warrant Shares for the same period of time. Any issuance or payment pursuant to this Section 7.4 shall be made no later than the first Business Day of each calendar month next succeeding the Required Effective Date, each calendar month following the Required

Effective Date, or each calendar month in which a Suspension or Suspensions described in clause (iii) above is in effect, as applicable.

7.5 Suspension of Warrant Shares Registration Statement. Subject to the provisions of this Section 7, the Parent, for such times as the Parent reasonably may determine is necessary and advisable and in accordance with this Section 7, (x) may delay the filing of the Warrant Shares Registration Statement, any amendment thereof or any supplement to the related prospectus, (y) may withhold efforts to cause the Warrant Shares Registration Statement to become effective, and (z) may prohibit offers and sales of the Warrants or the Warrant Shares pursuant to the Warrant Shares Registration Statement at any time (each a “Suspension”) if (i) the Board of Directors of Parent shall have determined in good faith that such filing or effectiveness of, or offers or sales pursuant to, the Warrant Shares Registration Statement (or any amendment thereof or any supplement to the related prospectus) would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Parent or and of its affiliates (whether or not planned, proposed or authorized prior to the date by which the Warrant Shares Registration Statement must be filed or declared effective, as the case may be), (ii) (A) the Parent is in possession of material non-public information, (B) the Board of Directors of the Parent determines in good faith that such Suspension is necessary in order to avoid an obligation to disclose such information and (C) the Board of Directors of the Parent determines in good faith that the Parent has a bona fide business purpose for preserving the confidentiality of such information, or (iii) the Board of Directors of the Parent shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation to supplement the Warrant Shares Registration Statement or file a post-effective amendment to the Warrant Shares Registration Statement in order to incorporate information into the Warrant Shares Registration Statement for the purpose of (1) including in the Warrant Shares Registration Statement any prospectus required under Section 10(a)(3) of the Act, (2) reflecting in the prospectus included in the Warrant Shares Registration Statement any facts or events arising after the effective date of the Warrant Shares Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; provided, however, that the duration of any such Suspension in which the Warrants or the Warrant Shares may not be sold pursuant to an effective Warrant Shares Registration Statement shall not extend past the earlier to occur of (A) 15 days after cessation of the circumstances on which such Suspension is based and (B) 120 days after the date of the determination of the Board of Directors of the Parent on which such specific delay, withholding, prohibition, suspension or postponement is based. Upon the occurrence of any such Suspension, the Parent shall use its reasonable best efforts to cause the Warrant Shares Registration Statement to become effective or to promptly amend or supplement the Warrant Shares Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Warrant Shares Registration Statement compatible with the Parent’s best interests, as applicable, so as to permit the holders of the Warrants and the Warrant Shares to resume sales of the Warrants and the Warrant Shares as soon as possible.

SECTION 8. Purchase Price Allocation. The Parent and the Issuer have determined that $879.85 of the price of each Unit is allocable to the Notes and $120.15 of the price of each Unit is allocable to the Warrants. The Parent, the Issuer and the Purchaser each agree, for United States federal income tax purposes, to allocate the Purchase Price in accordance with the foregoing sentence; provided, however, that neither the Parent nor the Issuer shall assume any liability whatsoever under this Agreement or any of the other Transaction Documents for the Purchaser’s use of the allocation set forth in the preceding sentence.

SECTION 9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when sent by confirmed facsimile; or (iii) one (1) Business Day after timely deposit with a nationally recognized overnight carrier, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the Parent and the Purchaser as follows or at such other address as the Parent or the Purchaser may designate upon ten (10) days advance written notice to the other party:

(a) if to the Parent, to:

Transmeridian Exploration Incorporated

397 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77060

Attn: Earl W. McNiel

Fax: (281) 999-9094

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attn: James L. Rice III

Fax: (713) 236-0822

(b) if to the Purchaser, at its address as set forth at the end of this Agreement.

SECTION 10. Termination. The Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Parent if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a Material Adverse Effect;

(b) the failure of the conditions to the Purchaser’s obligations to purchase the Units contained in Section 3(f) hereof to be satisfied on or prior to December 31, 2005; or

(c) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National

Market or any setting of limitations on prices for securities on any such exchange or Nasdaq National Market.

SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Parent and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America applicable to contracts made and to be performed entirely within the State of New York.

SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Parent, the Issuer, the Subsidiary Guarantors nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 17. Assignment. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. In connection with a transfer of Notes or Warrants (other than a transfer of Exchange Notes pursuant to the Registration Statement, a transfer of Warrants or Warrant Shares pursuant to the Warrant Shares Registration Statement or a transfer of Exchange Notes, Warrants or Warrant Shares in a broker transaction pursuant to Rule 144 under the Act) in compliance with applicable federal and state securities laws, the Purchaser may assign any or all of its rights under this Agreement to any person, provided such transferee agrees in writing to be bound, with respect to the transferred Notes, Warrants or Warrant Shares (as the case may be), by the provisions hereof that apply to the Purchaser.

SECTION 18. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 19. Purchasers’ Trading Activity. The Parent acknowledges that, following the Closing and the Form 8-K filing and press release regarding the Closing contemplated by Section 4.36(c) above, the Purchaser shall have the right, subject to applicable law, to purchase or sell, long or short, the Common Stock and instruments or contracts whose value is derived from the market value of the Common Stock, and that sales of or certain derivative transactions relating to the Common Stock may have a negative impact on the market price of the Common Stock.

SECTION 20. Closing Agent Matters. (a) The Closing Agent shall have no duties or obligations other than those specifically set forth herein. The Closing Agent shall not be liable for any improper payment made in accordance with the information provided by the Parent and the Issuer pursuant to Section 3 hereof.

(b) The Closing Agent shall not be required to make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any certificates or documentation delivered by the Parent and the Issuer pursuant to this Agreement.

(c) The Closing Agent shall be able to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to it by the Parent and/or the Issuer.

(d) The Closing Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

(e) The Parent and the Issuer agree to indemnify and hold harmless Jefferies & Company, Inc. for acting as Closing Agent hereunder from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and other professionals) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or which may arise out of or in connection with the administration and performance of its duties under this Agreement.

SECTION 21. Purchaser Representative. (a) Purchaser hereby authorizes Satellite Asset Management, L.P. (the “Representative”) to exercise, on Purchaser’s behalf, the rights of Purchaser pursuant to Section 4.40(b) to approve the forms of collateral security documentation, the adequacy of the evidence of the Guarantees of each of Caspi Neft and Bramex and the adequacy of the evidence of the release of all liens on the assets and properties of the Parent, the Issuer, the Subsidiary Guarantors and Caspi Neft.

(b) The duties and obligations of the Representative shall be determined solely by the express provisions hereof and the Representative shall not be liable except for the performance of such duties and obligations as are specifically set out herein.

(c) The Representative shall not be liable for any error of judgment, or for any act done or step taken or omitted by it on behalf of Purchaser in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith.

(d) The Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability to Purchaser and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

(e) The Parent, the Issuer and the Subsidiary Guarantors, jointly and severally, agree to and will indemnify and hold harmless the Representative against all costs, damages, attorneys’ fees, expenses and liabilities which it may incur or sustain in connection herewith.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PARENT:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President Exploration and Geology

ISSUER:

TRANSMERIDIAN EXPLORATION INC.

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President

SUBSIDIARY GUARANTORS:

TMEI OPERATING, INC.

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President

CLOSING AGENT:

JEFFERIES & COMPANY, INC.

By:	/s/ JOSHUA L. TARGOFF
Name:	Joshua L. Targoff
Title:	Vice President and Assistant General Counsel

S-1

Print or Type:
Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution)

Signature by:
Individual Purchaser or Individual
representing institutional Purchaser:

[Sign Here]

Address:

Telephone:

Telecopier:

S-2

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire

Purchase Agreement which this follows)

A.	Please sign separate Purchase Agreements and complete separate Appendices for each managed fund purchasing the Units.

B.	Complete the following items on BOTH Purchase Agreements (Please sign two originals):

1.	Page S-2 - Signature:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing institutional Purchaser

2.	Appendix I - Unit Certificate and Registration Statement Questionnaire:

Provide the information requested by the Unit Certificate and Registration Statement Questionnaire.

3.	Return:

(i)	properly completed and signed Purchase Agreements (2 copies),

(ii)	properly completed Appendix I, and

(iii)	original W-8 or W-9 tax form

initially by facsimile, with hand copy by overnight delivery, to:

Jefferies & Company, Inc.

51 JFK Parkway, 3rd Floor

Short Hills, NJ 07078

Attn: Ryan Borcherdt

rborcherdt@jefferies.com

Phone: (973) 912-2888

Fax: (801) 340-3042

C.	Instructions regarding the transfer of funds for the purchase of Units will be sent by facsimile to the Purchaser at a later date.

X-1

D.	Upon the resale of the Warrants or the Warrant Shares by the Purchasers after the Warrant Shares Registration Statement is effective, as described in the Purchase Agreement, the Purchaser:

(i)	must deliver a current prospectus of the Parent to the buyer (prospectuses must be obtained from the Parent at the Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Parent so that the Shares may be properly transferred.

X-2

Appendix I

Transmeridian Exploration Incorporated

Transmeridian Exploration, Inc.

UNIT CERTIFICATE AND REGISTRATION STATEMENT QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Units, Warrants and Notes are to be registered in (this is the name that will appear on your certificates). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Units and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	Delivery address for the certificate, if different than address in item 3 above:

5.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

6.	Name, telephone number and email address of your contact person:

Transmeridian Exploration Incorporated

Transmeridian Exploration, Inc.

UNIT CERTIFICATE AND REGISTRATION STATEMENT QUESTIONNAIRE

For purposes of the Warrant Shares Registration Statement, please provide us with the following information:

SECTION 1. Pursuant to the “Selling Shareholder” section of the Warrant Shares Registration Statement, please state your or your organization’s name exactly as it should appear in the Warrant Shares Registration Statement:

SECTION 2. The number of Units being purchased and the purchase price being paid by you:

Number to be Purchased	Purchase Price Per Unit in Dollars*	Aggregate Purchase Price
	$1,000	$

*	Of the Price Per Unit, $120.15 shall be deemed to be the purchase price of the Warrants that are a part of each Unit paid to the Parent. The remainder of such Price per Unit shall be deemed to be the purchase price of the Notes that are a part of each Unit paid to the Issuer. See Section 8 of this Purchase Agreement.

SECTION 3. Please provide the number of shares of Common Stock that you, your organization or any affiliates will own immediately after the Closing, including the Warrant Shares underlying the Warrants purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

Your Name (or name of Affiliated Entity)	Number of Shares Owned

SECTION 4. Have you or your organization had any position, office or other material relationship within the past three years with the Parent or its affiliates?

☐  Yes    ☐  No

If yes, please indicate the nature of any such relationships below:

Transmeridian Exploration Incorporated

Transmeridian Exploration, Inc.

UNIT CERTIFICATE AND REGISTRATION STATEMENT QUESTIONNAIRE

Transmeridian Exploration Incorporated

Transmeridian Exploration, Inc.

UNIT CERTIFICATE AND REGISTRATION STATEMENT QUESTIONNAIRE

SECTION 5. (a) Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer: ☐  Yes    ☐  No If “yes”, please describe below.

Transmeridian Exploration Incorporated

Transmeridian Exploration, Inc.

UNIT CERTIFICATE AND REGISTRATION STATEMENT QUESTIONNAIRE

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means (i) a natural person who is registered or has applied for registration under the Rules of the Association set forth in the NASD manual or (ii) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws or the Rules of the Association set forth in the NASD manual. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II

[Transfer Agent]

[Address]

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by] ____________________________________________
hereby certifies that he/she [said institution] is the Purchaser of the	[fill in official name of individual or institution]

shares evidenced by the attached certificate, and as such, sold such shares on
[date]
in accordance with the terms of the Purchase Agreement and in accordance with Registration Statement number or otherwise in accordance with the Securities Act of
[fill in the number of or otherwise identify Registration Statement]

1933, as amended, and, in the case of a transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the Parent has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by: Individual Purchaser or Individual representing Purchaser:

II-1

EXHIBIT A

Description of the Notes

[provided via e-mail]

EXHIBIT B

Warrant Agreement

[provided via e-mail]

EXHIBIT C

Notes Registration Rights Agreement

[provided via e-mail]

EXHIBIT D

Opinion of U.S. Counsel

1. The Parent is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation. TMEIOI is validly existing as a corporation in good standing under the laws of the State of Texas, the jurisdiction of its incorporation. Each of the Parent and TMEIOI has all requisite corporate power to enter into and perform its obligations under the Transaction Documents to which it is a party.

2. The Indenture is in sufficient form for qualification under the TIA; the execution and delivery of the Indenture and the performance by each of the Parent and TMEIOI of their respective obligations thereunder have been duly authorized by all necessary corporate action on their part and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and, with respect to the Guarantees to be issued by each of the Parent and TMEIOI pursuant to the Indenture, the authentication of the Notes by the Trustee in accordance with the provisions of the Indenture and delivery to and payment for by the Purchasers in accordance with the terms of the Purchase Agreement), the Indenture and the Guarantee constitute the valid and binding obligation of each of the Parent and TMEIOI, enforceable against them in accordance with its terms under the Included Laws (defined below).

3. The execution and delivery of the Purchase Agreements by each of the Parent and TMEIOI and the performance by each of the Parent and TMEIOI of their respective obligations thereunder have been duly authorized by all necessary corporate action on their part and (assuming the due authorization, execution and delivery thereof by the Purchasers) constitutes the valid and binding obligation of each of the Parent and TMEIOI, enforceable against them in accordance with its terms under the Included Laws. Each Purchase Agreement has been duly executed and delivered by each of the Parent and TMEIOI.

4. The execution and delivery of the Warrant Agreement by the Parent and the performance by the Parent of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Parent and constitutes the valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms under the Included Laws. The Warrant Agreement has been duly executed and delivered by the Parent.

5. The execution and delivery of the Warrants by the Parent and the performance by the Parent of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Parent, the Warrants have been duly executed by the Parent and, when countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will have been duly issued and delivered and will constitute the valid and binding obligations of the Parent, entitled to the benefits of the Warrant Agreement, and enforceable against the Parent in accordance with their terms and the terms of the Warrant Agreement under the Included Laws.

6. The issuance of the Warrant Shares to be delivered upon exercise of the Warrants has been duly authorized by all necessary corporate action on the part of the Parent and, when issued and delivered in accordance with the terms and conditions contained in the Warrants and the Warrant Agreement against payment of the exercise price therefor, upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement. The issuance of the Units has been duly and validly authorized by all necessary corporate action on part of the Parent.

7. The execution and delivery of the Notes Registration Rights Agreement by each of the Parent and TMEIOI and the performance by each of the Parent and TMEIOI of their respective obligations thereunder have been duly authorized by all necessary corporate action on their part and (assuming the authorization, execution and delivery thereof by the Purchasers) constitutes the valid and binding obligation of each of the Parent and TMEIOI, enforceable against them in accordance with its terms under the Included Laws. The Notes Registration Rights Agreement has been duly executed and delivered by each of the Parent and TMEIOI.

8. The execution and delivery of the Transaction Documents by each of the Parent and TMEIOI and the performance by each of the Parent and TMEIOI of the transactions contemplated thereby will not (a) result in a violation of the Parent Certificate of Incorporation or Parent Bylaws or the TMEIOI Articles of Incorporation or TMEIOI Bylaws, (b) breach or result in a default or entitle any party to accelerate under any agreement or instrument filed or incorporated by reference as an exhibit to the Parent’s Annual Report on Form 10-K for the year ended December 31, 2004, any amendment thereto on Form 10-K/A or any quarterly or current report filed with the U.S. Securities and Exchange Commission by the Parent since December 31, 2004, except for any breach or default that would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, with respect to Section 4.27(a) of the Purchase Agreement, we express no opinion under this clause (b) concerning items 11, 12 or 13 on Schedule B, (c) (assuming the accuracy of the representations and warranties of the Purchasers in the Purchase Agreement) violate any (i) statute, rule or regulation of any Included Law or (ii) judgment, decree or order known to us of any court or any public, governmental authority or regulatory body having jurisdiction over the Parent, TMEIOI or any of their respective properties or assets.

9. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental authority or regulatory body (each a “Consent”) is required under any of the Included Laws for the performance by the Parent, the Issuer or any Subsidiary Guarantor of the transactions contemplated by the Transaction Documents to which they are a party, including, without limitation, (i) the issuance and sale by the Parent, the Issuer and the Subsidiary Guarantors of the Securities, (ii) the grant and perfection of the Collateral (as defined in the Indenture) pursuant to the provisions of the Security Documents (as defined in the Indenture) or (iii) the consummation by the Issuer of its proposed acquisition of all the issued and outstanding shares of Bramex Management, Inc., a company incorporated under the laws of the British Virgin Islands, except for (a) the filings required to perfect security interests granted pursuant to the Security Documents, (b) such Consents as have been obtained or made, (c) Consents required under foreign, federal or state securities laws or Blue Sky laws as contemplated by the Transaction Documents, (d) any Consent under the TIA in connection with the Exchange Notes and (e) such Consents as may be required by the rules and regulations of the National Association of Securities Dealers, Inc.

10. Assuming the accuracy of the representations and warranties in the Purchase Agreement and the compliance by the parties thereto with their respective covenants and agreements contained therein, the offer and sale of the Notes, as contemplated by the Purchase Agreement, is exempt from the registration and prospectus delivery requirements of the Securities Act. We express no opinion as to any subsequent resale of the Securities. Prior to the commencement of the Registered Exchange Offer (as defined in the Notes Registration Rights Agreement) or the effectiveness of the Exchange Offer Registration Statement (as defined in the Notes Registration Rights Agreement), the Indenture is not required to be qualified under the TIA.

11. The Pledge Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms under the Included Laws. The Pledge Agreement is effective to create, in favor of the Collateral Agent, acting for the benefit of the Trustee and the holders of the Notes, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the “UCC”), in all of the right, title and interest of the Parent, in, to and under the Pledged Collateral (as defined in the Pledge Agreement) owned by the Parent, as collateral security for the payment when due of the Secured Obligations (as defined in the Pledge Agreement).

12. Possession in New York by the Collateral Agent of the certificated securities constituting the Pledged Collateral under the Pledge Agreement, properly indorsed to the Collateral Agent or indorsed in blank by an effective indorsement, will result in the perfection under the Included Laws of the security interest referred to in paragraph 11 above in the certificated securities by “control” within the meaning of Section 8-106(b) of the UCC, free of adverse claims, in each case as security for the Secured Obligations referred to in the Pledge Agreement, assuming (a) that the Collateral Agent obtains possession in New York of such certificated securities in accordance with the provisions of the UCC; (b) that the holders of the Notes and the Collateral Agent and the Trustee prior to or on the date of delivery of such Pledged Collateral do not have notice of an adverse claim (as defined in Section 8-102(a)(1) of the UCC) or of circumstances described in Section 8-105 of the UCC; and (c) continued possession thereof by the Collateral Agent in New York and except such priority may be subject to (i) existing claims or liens in favor of the United States or any State or any agency or instrumentality thereof, including, without limitation, liens for the payment of federal, state or local taxes which are given priority by operation of law, and (ii) existing liens created under Title IV of ERISA.

13. Assuming that the execution and delivery of the Escrow Agreement by the Issuer and the performance by the Issuer of its obligations thereunder have been duly authorized by all necessary action on its part, when the Escrow Agreement is duly executed and delivered by the Issuer, the Collateral Agent and the Escrow Agent (as defined in the Indenture), the provisions of the Escrow Agreement are effectual to create, in favor of the Trustee to secure all obligations and indebtedness of the Issuer under the Indenture, the Securities (as defined in the Escrow Agreement) and any other obligation, now or hereafter arising, or every kind and nature, owed by the Issuer under the Indenture to the Beneficiaries (as defined in the Escrow Agreement), a valid security interest in the Escrow Account covered by such Escrow

Agreement and to the extent such account constitutes (a) a “securities account” under UCC Section 8.501(a), such security interest is perfected by “control” under UCC Section 8-106(d) and (b) a “deposit account” under UCC Section 9.102(a), such security interest is perfected by “control” under UCC Section 9.104.

14. Assuming that the execution and delivery of the Transaction Documents by each of the Issuer and the BVI Subsidiary which is a party thereto and the performance by each of the Issuer and the BVI Subsidiary of their respective obligations thereunder have been duly authorized by all necessary action on their part, when duly executed and delivered by each of the Issuer and the BVI Subsidiary which is a party thereto, the Transaction Documents will constitute the valid and binding obligations of the Issuer or the BVI Subsidiary, as applicable, under the Included Laws, enforceable against the Issuer or the BVI Subsidiary, as applicable, in accordance with the terms of such Transaction Document under the Included Laws.

15. The interest charged under the Notes complies with, or is exempt from, the Included Laws of the State of New York pertaining to usury.

EXHIBIT E

Opinion of Parent General Counsel

1. The Parent has all requisite corporate power to own, lease and operate its properties and to conduct its business as described in the Information Memorandum. Each of the Parent, the Issuer and the Subsidiary Guarantors is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

2. As of the date thereof, the Parent has the authorized, issued and outstanding capitalization set forth in the Information Memorandum; all of the outstanding shares of capital stock of the Issuer and the Subsidiary Guarantors are owned, directly or indirectly, by the Parent, and, to the knowledge of such counsel and except as set forth in the Purchase Agreement, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting.

3. Except as set forth in the Purchase Agreement, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Parent, the Issuer or any Subsidiary Guarantor shares of capital stock in the Parent, the Issuer or any Subsidiary Guarantors are outstanding, (B) no agreements or other obligations of the Parent, the Issuer or any Subsidiary Guarantor to issue, or other rights to cause the Parent or any Subsidiary Guarantor to convert, any obligation into, or exchange any securities for, shares of capital stock in the Parent, the Issuer or any Subsidiary Guarantor are outstanding and (C) no holder of securities of the Parent, the Issuer or any Subsidiary Guarantors is entitled to have such securities registered under a registration statement filed by the Parent or any Subsidiary Guarantor under the Act with respect to the Securities.

4. To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Parent or any of its subsidiaries is a party or to which the property or assets of the Parent or any subsidiary is subject which, if determined adversely to the Parent or the subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Transaction Documents.

EXHIBIT F

Opinion of British Virgin Islands Counsel

1. Each of the Companies is a company duly incorporated and validly existing as an International Business Company in the British Virgin Islands. Based solely on the Certificate of Good Standing referred to in Schedule 1, and the search of the Register of Corporate Affairs referred to in paragraph 12 below, each of the Companies is in good standing under the laws of the British Virgin Islands.

2. Each of the Companies has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3. The Documents to which each of the Companies is a party have been duly authorised and executed by the Companies and when, in the case of a deed, delivered by the Companies will constitute the legal, valid and binding obligations of the Companies enforceable in accordance with their respective terms.

4. The Parent Pledge will constitute the legal, valid and binding obligations of the parties thereto enforceable under British Virgin Islands law in accordance with its terms.

5. The execution, delivery and performance of the Documents to which each of the Companies is a party, the consummation of the transactions contemplated thereby and the compliance by each of the Companies with the terms and provisions thereof do not:

(a) contravene any law or regulation of the British Virgin Islands applicable to each of the Companies which is currently in force;

(b) contravene the respective Memorandum and Articles of Association of each of the Companies or

(c) contravene any Material Contracts to which either of the Companies is a party or by which the assets of either of the Companies is bound.

6. Neither the execution, delivery or performance of the Documents to which each of the Companies is a party nor the consummation or performance of the transactions contemplated thereby by each of the Companies, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any British Virgin Islands governmental or judicial authority or agency.

7. The law chosen in each of the Documents to which each of the Companies is a party to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands.

8. There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges payable in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by each of the Companies or any other person pursuant to the Documents.

9. Each of the Companies has executed an effective submission to the jurisdictions specified in the Documents.

10. Any final conclusive monetary judgment obtained against any of the Companies in the High Court of England in respect of the Documents for a definite sum may be registered and enforced as a judgment of the British Virgin Islands court provided that the following three conditions are fulfilled:

(a) application must be made for registration of the judgment within twelve months of its date or such longer period as the British Virgin Islands court may allow;

(b) the Company must not be appealing or have the right and intention to appeal; and

(c) the British Virgin Islands court must consider it just and convenient that the judgment be so enforced;

or, alternatively, a judgment obtained in a foreign court will be recognised and enforced in the courts of the British Virgin Islands at common law without any re-examination of the merits, by an action commenced on the foreign judgment debt in the courts of the British Virgin Islands, where the judgment is final and not subject to a stay of execution.

In each case, the British Virgin Islands courts would enforce the relevant judgment, in the manner set out above, provided that:

(a) such court had jurisdiction in the matter and the Company was duly served with process;

(b) the judgment given by such court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to the rules of public policy of the British Virgin Islands courts; and

(e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

11. Each of the Companies is subject to civil and commercial law with respect to its obligations under the Documents and neither the Companies nor any of their respective assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the British Virgin Islands in proceedings against any of the Companies in respect of any obligations under the Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

12. Based solely on a search of the public records in respect of each of the Companies maintained at the offices of the Registrar of Corporate Affairs on 12 December 2005 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search), a search of the Cause Book of the High Court of the British Virgin Islands conducted on 12 December 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search) and the information contained within the Registered Agent’s Certificate referred to in Schedule 1, there are no actions, suits or proceedings pending against any of the Companies before any court in the British Virgin Islands and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of any of the Companies, though it should be noted that the public files maintained by the Registrar of Corporate Affairs may not reveal whether a winding-up petition or application to the court for the appointment of a receiver has been presented. In addition, the search at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands. The Cause Book is not updated every day and it is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

13. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of proceedings of the obligations of each of the Companies or the rights of the Trustee under the Documents that they or any one of them or any other document be notarised, filed, registered or recorded in the British Virgin Islands except that in order to ensure the preservation of the priority of any security interests created by the Documents, a register of mortgages, charges and other encumbrances should be created by the Companies and kept at its registered office and particulars of the security interest be entered on such register. Once created, each of the Companies has the option of filing a copy of its register of mortgages, charges and other encumbrances at the Registry of Corporate Affairs in the British Virgin Islands. Although filing at the Registry of Corporate Affairs is not a legal requirement, for the purposes of providing actual notice to anyone who searches the register, it is advisable that this be done.

14. The obligations of each of the Companies under the Documents constitute primary, direct, unconditional and general obligations and rank, in priority, at least pari passu with the unsecured loans, debts, guarantees or other unsecured obligations in respect of borrowed monies of the Company, except to the extent that such obligations are preferred solely by operation of law. Subject to entry into the Company’s register of mortgages and charges as set out above, any secured interests created by the Documents will, in respect of any application made to a British Virgin Islands court enforce the same, rank in priority to all future secured interests over the same assets.

15. Each of the Powers of Attorney has been duly executed by the relevant Company and constitute the persons named therein as the duly appointed attorneys of such Company with such authority as specified therein.

16. There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands.

EXHIBIT G

Supplemental Opinion of U.S. Counsel

1. The execution and delivery of the Supplemental Indenture and the performance by each of the Parent and TMEIOI of their respective obligations thereunder have been duly authorized by all necessary corporate action on their part and (assuming the due authorization, execution and delivery of the Supplemental Indenture by the Trustee), constitutes the valid and binding obligation of each of the Parent and TMEIOI, enforceable against them in accordance with its terms under the Included Laws.

2. Assuming that the execution and delivery of the Supplemental Indenture by each of the Issuer, Bramex and Caspi Neft and the performance by each of the Issuer, Bramex and Caspi Neft of their respective obligations thereunder have been duly authorized by all necessary action on their part, when duly executed and delivered by each of the Issuer, Bramex and Caspi Neft, the Supplemental Indenture will constitute the valid and binding obligations of the Issuer, Bramex and Caspi Neft, as applicable, under the Included Laws, enforceable against the Issuer, Bramex and Caspi Neft, as applicable, in accordance with the terms of such Supplemental Indenture under the Included Laws.

3. Assuming that the execution and delivery by the Issuer of the Pledge Agreement covering the shares of Bramex Management, Inc. and Transmeridian (Kazakhstan) Inc. owned by the Issuer and the performance by the Issuer of its obligations thereunder have been duly authorized by all necessary action on its part, when duly executed and delivered by the Issuer, such Pledge Agreement will constitute the valid and binding obligations of the Issuer under the Included Laws, enforceable against the Issuer in accordance with the terms of such Pledge Agreement under the Included Laws.

EXHIBIT H

Supplemental Opinion of Parent General Counsel

1. All of the outstanding shares of capital stock of Bramex and Caspi Neft and participatory interests of Emba-Trans are owned, directly or indirectly, by the Parent, and, to the knowledge of such counsel and except as set forth in the Purchase Agreement and as provided in the Indenture, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting.

2. Except as set forth or incorporated by reference in the Purchase Agreement, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from Bramex or Caspi Neft shares of capital stock in Bramex or Caspi Neft, respectively, or from Emba-Trans participatory interests of Emba-Trans are outstanding, (B) no agreements or other obligations of Parent, Issuer, Bramex, Caspi Neft or Emba-Trans to issue, or other rights to cause Bramex, Caspi Neft or Emba-Trans to convert, any obligation into, or exchange any securities for, shares of capital stock in Bramex, Caspi Neft or Emba-Trans are outstanding and (C) no holder of securities of Bramex, Caspi Neft or Emba-Trans is entitled to have such securities registered under a registration statement filed by the Parent or any Subsidiary Guarantor under the Act with respect to the Securities.

3. To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Parent or any of its subsidiaries is a party or to which the property or assets of the Parent or any subsidiary is subject which, if determined adversely to the Parent or the subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the consummation of the transactions contemplated by the Supplemental Indenture or the Security Documents.

EXHIBIT I

Supplemental Opinion of British Virgin Islands Counsel

1. Each of the Companies is a company duly incorporated and validly existing as an International Business Company in the British Virgin Islands. Based solely on the [Registered Agent’s Certificate referred to in Schedule 1,] [Certificate of Good Standing referred to in Schedule 1,] [the search of the Register of Corporate Affairs referred to in paragraph 9 below,] each of the Companies is in good standing under the laws of the British Virgin Islands.

2. Each of the Companies has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3. The Documents to which each of the Companies is a party have been duly authorised and executed by the Companies and when, in the case of a deed, delivered by the Companies will constitute the legal, valid and binding obligations of the Companies enforceable in accordance with their respective terms.

4. The Parent Pledge will constitute the legal, valid and binding obligations of the parties thereto enforceable under British Virgin Islands law in accordance with its terms.

5. The execution, delivery and performance of the Documents to which each of the Companies is a party, the consummation of the transactions contemplated thereby and the compliance by the Companies with the terms and provisions thereof do not:

(a) contravene any law or regulation of the British Virgin Islands applicable to each of the Companies which is currently in force;

(b) contravene the Memorandum and Articles of Association of each of the Companies; or

(c) contravene any Material Contracts to which either of the Companies is a party or by which the assets of either of the Companies is bound.

6. The law chosen in each of the Documents to which each of the Companies is a party to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands.

7. Neither the execution, delivery or performance of the Documents to which each of the Companies is a party nor the consummation or performance of the transactions contemplated thereby by each of the Companies, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any British Virgin Islands governmental or judicial authority or agency.

8. There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges payable in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by each of the Companies or any other person pursuant to the Documents.

9. Based solely on a search of the public records in respect of each of the Companies maintained at the offices of the Registrar of Corporate Affairs on [•] December 2005 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search), a search of the Cause Book of the High Court of the British Virgin Islands conducted on [•] December 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search) and the information contained within the Registered Agent’s Certificate referred to in Schedule 1, there are no actions, suits or proceedings pending against the Company before any court in the British Virgin Islands and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company, though it should be noted that the public files maintained by the Registrar of Corporate Affairs may not reveal whether a winding-up petition or application to the court for the appointment of a receiver has been presented. In addition, the search at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands. The Cause Book is not updated every day and it is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

10. Any final conclusive monetary judgment obtained against any of the Companies in the High Court of England in respect of the Documents for a definite sum may be registered and enforced as a judgment of the British Virgin Islands court provided that the following three conditions are fulfilled:

(a) application must be made for registration of the judgment within twelve months of its date or such longer period as the British Virgin Islands court may allow;

(b) the Company must not be appealing or have the right and intention to appeal; and

(c) the British Virgin Islands court must consider it just and convenient that the judgment be so enforced;

or, alternatively, a judgment obtained in a foreign court will be recognised and enforced in the courts of the British Virgin Islands at common law without any re-examination of the merits, by an action commenced on the foreign judgment debt in the courts of the British Virgin Islands, where the judgment is final and not subject to a stay of execution.

In each case, the British Virgin Islands courts would enforce the relevant judgment, in the manner set out above, provided that:

(a) such court had jurisdiction in the matter and the Company was duly served with process;

(b) the judgment given by such court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to the rules of public policy of the British Virgin Islands courts; and

(e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

11. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of proceedings of the obligations of each of the Companies or the rights of the Trustee under the Documents that they or any one of them or any other document be notarised, filed, registered or recorded in the British Virgin Islands except that in order to ensure the preservation of the priority of any security interests created by the Documents, a register of mortgages, charges and other encumbrances should be created by the Company and kept at its registered office and particulars of the security interest be entered on such register. Once created, each of the Companies has the option of filing a copy of its register of mortgages, charges and other encumbrances at the Registry of Corporate Affairs in the British Virgin Islands. Although filing at the Registry of Corporate Affairs is not a legal requirement, for the purposes of providing actual notice to anyone who searches the register, it is advisable that this be done.

12. The obligations of each of the Companies under the Documents constitute primary, direct, unconditional and general obligations and rank, in priority, at least pari passu with the unsecured loans, debts, guarantees or other unsecured obligations in respect of borrowed monies of the Company, except to the extent that such obligations are preferred solely by operation of law. Subject to entry into a Company’s register of mortgages and charges as set out above, any secured interests created by the Documents will, in respect of any application made to a British Virgin Islands court enforce the same, rank in priority to all future secured interests over the same assets.

EXHIBIT J-1

Opinion of Kazakhstan Counsel

1. The CSTA and the Nominal Holder Agreement to which the [Company Name of the Nominal Holder] is a party, constitute legal, valid and binding obligations of the [Company Name of the Nominal Holder], enforceable in accordance with the laws of the Republic of Kazakhstan.

2. Except as have been obtained, there are no consents, licences, approvals or authorisations of any governmental or other authority or agency of or in the Republic of Kazakhstan required by law or regulations applicable to the [Company Name of the Nominal Holder] in relation to or in connection with the execution and delivery by the [Company Name of the Nominal Holder] of the CSTA and the Nominal Holder Agreement or the performance by the [Company Name of the Nominal Holder] of the obligations expressed to be assumed by it thereunder.

3. Under the laws of the Republic of Kazakhstan the choice of the laws of the State of New York to govern the Securities Agency Agreement is a valid choice of law and will be recognised and is enforceable.

4. It is not necessary that the TME, Bramex or the Trustee be licensed, qualified or otherwise entitled to carry on business in Kazakhstan, in order to enable any of them to enforce its rights under any of the Documents in Kazakhstan.

5. Under the laws of the Republic of Kazakhstan: (a) the submission of any dispute, controversy or claim arising out of or relating to the Documents to arbitration is a valid submission to arbitration, and (b) the submission by the Securities Agent to the jurisdiction of New York courts is a valid submission to the jurisdiction of such courts, and are legally valid and binding upon the Securities Agent. Subject to compliance with the 10 June 1958 New York Convention on Recognition and Enforcement of Foreign Arbitral Awards (the “Convention”) to which Kazakhstan is a party and with Kazakhstan civil procedure, a foreign arbitral award obtained in a state which is party to the Convention is enforceable by a Kazakhstan court.

EXHIBIT J-2

Opinion of Kazakhstan Counsel

1. Caspi Neft is a validly existing joint stock company formed under the laws of the Republic of Kazakhstan.

2. Caspi Neft has the legal power to execute, and to perform its obligations under, the Supplemental Indenture.

3. The execution, delivery and performance of the Supplemental Indenture by Caspi Neft have been duly authorized by all necessary corporate action of Caspi Neft and will not: (a) violate Caspi Neft’s Charter, (b) breach or result in a default under the documents listed in sub-paragraphs 2.16-2.23 above (except for any breach or default which would not, individually or in the aggregate, have a material adverse effect) or (c) contravene Kazakhstan Laws (except for any breach which would not, individually or in the aggregate, have a material adverse effect).

4. No consent, approval, registration or authorization is required under Kazakhstan Laws for the performance by Caspi Neft of the transactions contemplated by the Supplemental Indenture, except such as have been obtained or made.

5. The choice of law of the State of New York to govern the Supplemental Indenture constitutes a valid choice of law under Kazakhstan Laws and should be recognized and enforceable in Kazakhstani courts.

6. Caspi Neft has taken all action required under Kazakhstani law and under its Charter to appoint CT Corporation System as its authorized agent for the purposes described in the Indenture.

7. No stamp tax, duty or similar fee in respect of the Supplemental Indenture is payable under Kazakhstan Laws.

SCHEDULE 4.2

Subsidiaries

JSC Caspi Neft TME

Emba-Trans LLP

TMEI Operating, Inc.

Transmeridian Caspian Petroleum LLP

Transmeridian (Kazakhstan) Incorporated

SCHEDULE 4.9

Conversion/Exercise Price Adjustments

None

SCHEDULE 4.10

Registration Rights

As of the date of this Agreement, there are demand and “piggyback” registration rights outstanding with respect to approximately 6,498,077 shares of the Parent’s common stock pursuant to the Registration Rights Agreements dated as of January 9, 2004, April 22, 2005 and July 22, 2005 by and among the Parent and the investors party thereto.

Pursuant to the Investor Rights Agreement, dated as of August 30, 2005, entered into with the Parent, the purchasers of the $22.5 million aggregate Convertible Promissory Notes due December 15, 2005 have the demand and “piggyback” registration rights provided for therein with respect to the shares of the Parent’s common stock issuable upon conversion of the Convertible Promissory Notes.